CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 7 to Registration Statement (Investment Company Act File No. 811-09735) of Master Focus Twenty Trust on Form N-1A of our report dated January 7, 2005, appearing in the November 30, 2004 Annual Report of Merrill Lynch Focus Twenty Fund, Inc., which is incorporated by reference in part B of this Registration Statement.

/s/ Deloitte & Touche, LLP

Princeton, New Jersey

March 28, 2005